SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 9, 2007

ALERIS INTERNATIONAL, INC.

(Exact name of Registrant as specified in charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25825 Science Park Drive, Suite 400 Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 910-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 9, 2007, the Board of Directors of the Company elected K. Alan Dick as Senior Vice President, Global Metals Procurement, and confirmed the appointment of Scott McKinley as Senior Vice President and Treasurer. They also approved a base salary of $245,000 for Mr. Dick and $235,000 for Mr. McKinley and a target bonus under the 2004 Annual Incentive Plan of 50% of base salary for each of Messrs. Dick and McKinley.

Dick Severance Agreement

In July 2006, the Company entered into a severance agreement with Mr. Dick, who was then the Company’s Vice President, Metals Management. The form of severance agreement has been filed as Exhibit as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated December 20, 2005 and incorporated herein by reference. Under this severance agreement, if his employment is terminated by the Company during a two-year period following a change in control event for any reason other than for cause, death, disability or certain retirement events, or if he resigns for good reason (as defined in the Severance Agreements), he will be entitled to severance compensation as follows:

•	a lump sum payment in an amount equal to one and one-half times the sum of his base salary (at the highest rate in effect for any period within the past twelve months prior to his termination date) plus the highest of (1) the target bonus for the fiscal year in which the change in control occurs, (2) the target bonus for the fiscal year in which the termination occurs or (3) the highest bonus earned by him in respect of the three fiscal years prior to the change in control;

•	a lump sum payment of a pro-rata portion of the annual bonus pay (based on the greater of (1) the target bonus for the fiscal year in which a change in control occurs and (2) the target bonus for the fiscal year in which the termination occurs) and any compensation previously deferred by the officer under any nonqualified plan;

•	continued welfare benefits for 18 months following his termination date; and

•	reimbursement for any excise tax liability imposed by Section 4999 of the Internal Revenue Code, or any interest or penalties incurred with respect to such excise tax in an amount such that after payment by the respective officer of all taxes, that officer retains an amount equal to the amount of the excise tax.

In addition, in the absence of any change in control, if the officer’s employment is terminated by Aleris without cause (as defined in the Severance Agreement), he will be entitled to severance compensation as follows:

•	a lump sum payment in an amount equal to one-and-one-half times the sum of his base pay plus his target bonus; and

•	continued welfare benefits for 18 months following his termination date.

McKinley Employment Arrangements

To partially compensate Mr. McKinley for forfeited equity and other awards from his previous employer, the Company granted him a sign-on bonus of $140,000, payable $60,000 upon beginning employment with the Company and $80,000 after March 18, 2007. In the event Mr. McKinley is terminated for cause or voluntarily resigns his employment before September 18, 2007, he has agreed to repay the sign-on bonus.

In addition, if Mr. McKinley is terminated by Aleris without cause, he will be entitled to severance compensation as follows:

•	a lump sum payment in an amount equal to one-and-one-half times the sum of his base pay plus his target bonus; and

•	continued welfare benefits for 18 months following his termination date.

For Mr. McKinley “cause” means (i) willful and continuing failure to perform duties of employments; (ii) gross misconduct, fraud or dishonesty involving the Company; (iii) breach of duty of loyalty to the Company; (iv) impeding a Board of Directors investigation; or (v) conviction of a felony.

Item 7.01. Regulation FD Disclosure

On January 12, 2007, the Company issued a press release on the promotion of Christopher R. Clegg to Executive Vice President, General Counsel and Secretary and K. Alan Dick to Senior Vice President, Global Metals Procurement. A copy of the Press Release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information contained in this Item 7.01 shall not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this item 7.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Form of Severance Agreement between the Company and Mr. Dick entered into on July 31, 2006 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated December 20, 2005 and incorporated herein by reference.

99.2	Press Release, dated January 12, 2007.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2007

Aleris International, Inc.

By:	/s/ Robert R. Holian
Robert R. Holian
Senior Vice President and Controller

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Form of Severance Agreement between the Company and Mr. Dick entered into on July 31, 2006 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated December 20, 2005 and incorporated herein by reference.

99.2	Press Release, dated January 12, 2007.